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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                _______________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):            October 31, 2000
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                               ALZA Corporation
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              (Exact Name of Registrant as Specified in Charter)

              Delaware                  1-6247                 77-0142070
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   (State or Other Jurisdiction      (Commission              (IRS Employer
           of Incorporation)         File Number)          Identification No.)

1900 Charleston Road P.O. Box 7210, Mountain View, California      94039-7210
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 (Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code (650) 564-5000
                                                   --------------

                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events

     At a special meeting of stockholders on October 31, 2000, the stockholders of ALZA Corporation approved an amendment to ALZA's Restated Certificate of Incorporation (the "Amendment") to (1) increase the number of authorized shares of the Company's Common Stock from 300,000,000 to 1,000,000,000 shares, (2) effect a two-for-one stock split of the shares of Common Stock outstanding as of the effective date of the Amendment and (3) adjust the per share par value of the Common Stock from $0.01 to $0.005. The effective date of the Amendment will be November 1, 2000. The expected distribution date for the stock split is November 15, 2000. On or about that date, the new shares will be distributed by the company's transfer agent, EquiServe L.P. The "ex-distribution date," when the company's outstanding common stock will begin to trade on a post-split basis, is expected to be November 16, 2000.

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                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2000              ALZA Corporation

                                     By /s/ Peter Staple
                                        _______________________________________
                                        Name:  Peter Staple
                                        Title: Executive Vice President,
                                               Chief Administrative Officer and
                                               General Counsel

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